July 28, 1998



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

RE: Commission File No. 0-21177

Ladies and Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K/A (Amendment #1) of Netsmart Technologies, Inc., dated June 30, 1998.

Very truly yours,


/s/ Moore Stephens, P.C.
Moore Stephens, P.C.

/rs